Exhibit 99.1 PRESS RELEASE, DATED AUGUST 12, 2026, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2027
EnerSys Reports First Quarter Fiscal 2027 Results
Delivers Net Sales of $936M, up 5% from Prior Year

First Quarter Fiscal 2027 Highlights
(All comparisons against the first quarter of fiscal year 2026 unless otherwise noted)
•Delivered net sales of $936M, up +5%
•Achieved Gross Margin (GM) of 33.5%, up +510 bps and GM ex IRC 45X(1) of 28.5%, up +440 bps
•Realized diluted EPS of $3.09, up +112%, adjusted diluted EPS(1) of $3.66, up +64%, and adjusted diluted EPS ex IRC 45X(1) of $2.41, up +92%
•Realized $30.9M of tariff refunds in the quarter; adjusted diluted EPS ex IRC 45X and tariff refunds of $1.78 up +42%
•Net leverage ratio(a) 0.8 X EBITDA
•Returned $60M to shareholders, including repurchase of 219K shares for $50M
•In August, the Board declared a 10% increase in the Company's quarterly dividend to $0.2875 per share for the second quarter of fiscal 2027

READING, Pa., August 12, 2026 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial, infrastructure, and defense applications, announced today results for its first quarter fiscal 2027, which ended on July 5, 2026.
“In the first quarter of fiscal year 2027, we delivered top line growth aligned with our long-term value creation framework,” said Shawn O'Connell, President and Chief Executive Officer of EnerSys. “Adjusted diluted EPS excluding IRC 45X increased 92% year-over-year, or 42% year-over-year excluding a one-time benefit from tariff refunds, demonstrating the effective combination of our diversified business and EnerGize strategic framework.

“Momentum across data centers, communications, and aerospace & defense is generating strong sales growth and margin expansion, offsetting the delayed recovery of material handling demand, and enabling another record first quarter result. We continue to advance on the commercialization of our next-generation products, progress on our planned lithium cell facility, and expand our services capabilities to accelerate our growth.

“As we communicated in our Investor Day in June, our strategic priorities are well defined. We are focused on our core markets where we have a right to win, we are applying our differentiated energy storage solutions to address the critical customer challenges of energy security and labor scarcity, and we are executing as a well-aligned organization to drive profitable growth and long-term shareholder value,” O’Connell concluded.

Key Financial Results and Metrics	First quarter ended
In millions, except per share amounts	July 5, 2026	June 29, 2025	Change
Net Sales	$935.6	$893.0	4.8%
Diluted EPS (GAAP)	$3.09	$1.46	$1.63
Adjusted Diluted EPS (Non-GAAP)(1)	$3.66	$2.23	$1.43
Gross Profit (GAAP)	$313.4	$253.2	$60.2
Operating Earnings (GAAP)	$151.4	$86.5	$64.9
Adjusted Operating Earnings (Non-GAAP)(2)	$178.8	$121.5	$57.3
Net Earnings (GAAP)	$116.5	$57.5	$59.0
EBITDA (Non-GAAP)(3)	$176.1	$103.9	$72.2
Adjusted EBITDA (Non-GAAP)(3)	$195.8	$130.5	$65.3
Share Repurchases	$50.0	$150.0	$(100.0)
Dividend per share	$0.263	$0.240	$0.023
Total Capital Returned to Stockholders	$59.6	$159.1	$(99.5)
(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding IRC 45X , Adjusted Diluted EPS and Adjusted Diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

First Quarter Fiscal 2027

Net sales for the first quarter of fiscal 2027 were $935.6 million, an increase of 4.8% from the prior year first quarter net sales of $893.0 million, and in line with the first quarter of fiscal 2027 guidance range of $915 million to $955 million given by the Company on May 20, 2026. The increase compared to prior year's quarter was the result of a 3% increase in pricing, a 1% increase in foreign currency translation, and a 1% increase in organic volume.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2027 was $116.5 million, or $3.09 per diluted share, which included an unfavorable highlighted net of tax impact of $21.2 million, or $0.57 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2026 were $57.5 million, or $1.46 per diluted share, which included an unfavorable highlighted net of tax impact of $30.1 million, or $0.77 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted diluted EPS for the first quarter of fiscal 2027, on a non-GAAP basis, were $3.66, an increase of 64% from the prior year first quarter adjusted diluted EPS of $2.23, and above the first quarter of fiscal 2027 guidance range of $2.80 to $2.90 per diluted share given by the Company on May 20, 2026 that did not include adjustments for stock-based compensation representing a net of tax impact of $6.2 million, or $0.16 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 5, 2026 and June 29, 2025.

Quarterly Dividend

The Company announced today that its Board of Directors has raised its quarterly cash dividend for the fourth consecutive year, with an increase of 10% to $0.2875 per share of common stock. The dividend is payable on October 2, 2026, to holders of record as of September 18, 2026.

Balance Sheet and Cash Flow

As of July 5, 2026, cash and cash equivalents were $530.7 million and net debt as defined by our credit facility was $521.5 million. The net leverage ratio at the end of the first quarter was 0.8 X, down from 1.6 X in the prior year period due to the impact of lower debt, increased earnings, and receipt of our U.S. federal tax refund. Capital expenditures during the first quarter were $12.4 million, down from $33.0 million in the prior year period. During the first quarter, cash from operating activities was $230.2 million, up from $1.0 million in the prior year period. Free cash flow, a non-GAAP financial measure, was an inflow of $217.8 million, as compared to an outflow of $32.1 million in the prior year period. The increase in cash from operating activities and the increase in free cash flow were both bolstered by the receipt of our U.S. federal tax refund mentioned earlier as well as increased earnings. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 5, 2026 and June 29, 2025.

The Company also returned approximately $59.6 million to shareholders through $50.0 million in share repurchases and $9.6 million through its quarterly dividend payment in the first quarter.

Second Quarter and Fiscal Year 2027 Outlook

In the second quarter of fiscal 2027, EnerSys expects:
•Net sales: $955M to $995M
•IRC 45X benefits to cost of sales: $42M to $47M
•Adjusted diluted EPS: $3.15 to $3.25*
•Adjusted diluted EPS, ex IRC 45X benefits: $1.95 to $2.05

For the full year fiscal 2027, EnerSys expects:
•Capital expenditures ~$70M

“We are pleased with the strong start to fiscal 2027 and the continued progress we are making to expand margins and strengthen the earnings power of the business,” said Andrea Funk, EnerSys Chief Financial Officer. “The quarter benefited from improved volumes and favorable price/mix in our NIS and PPS segments, more than offsetting IMS softness from the prolonged material handling market recovery. We also delivered exceptional free cash flow conversion of 187%. Excluding the benefit of the tariff refund in the quarter and normalizing for stock compensation accounting changes, the underlying performance demonstrates a record first quarter and that our actions are delivering meaningful results.”

“Our second quarter outlook reflects continued strength across Data Centers, Communications, and Aerospace and Defense, as well as early recovery in Transportation. For the second quarter, we expect net sales of $955 million to $995 million and adjusted diluted EPS excluding 45X benefits of $1.95 to $2.05. Consistent with expectations we laid out at our Investor Day in June, we expect to see our earnings growth to be primarily driven from margin expansion in the first half of this fiscal year, with a shift to higher topline growth towards the end of FY’27, supported by a recovery in material handling and continued momentum across our other key end markets. We remain confident in our ability to generate strong cash flow, invest in growth, and return capital to shareholders,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter results at 9:00 AM (ET) Thursday, August 13, 2026. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers and other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 5, 2026	June 29, 2025
Net sales	$935.6	$893.0
Gross profit	313.4	$253.2
Operating expenses	151.3	$160.8
Restructuring and other exit charges	10.7	$5.9
Operating earnings	151.4	$86.5
Earnings before income taxes	135.0	$65.7
Income tax expense	18.5	$8.2
Net earnings attributable to EnerSys stockholders	$116.5	$57.5

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$3.19	$1.48
Diluted	$3.09	$1.46
Dividends per common share	$0.2625	$0.2400
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	36,467,526	38,798,263
Diluted	37,626,671	39,295,773

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	July 5, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$530,663	$438,675
Accounts receivable, net of allowance for doubtful accounts: July 5, 2026 - $10,522; March 31, 2026 - $8,583	454,811	506,072
Inventories, net	738,654	724,690
Prepaid and other current assets	405,918	472,373
Total current assets	2,130,046	2,141,810
Property, plant, and equipment, net	572,407	593,002
Goodwill	748,214	752,424
Other intangible assets, net	334,236	342,898
Deferred taxes	68,413	69,008
Other assets	103,619	104,182
Total assets	$3,956,935	$4,003,324
Liabilities and Equity
Current liabilities:
Short-term debt	$28,667	$29,201
Accounts payable	335,158	354,190
Accrued expenses	398,148	420,647
Total current liabilities	761,973	804,038
Long-term debt, net of unamortized debt issuance costs	1,010,265	1,079,782
Deferred taxes	13,897	13,909
Other liabilities	197,253	196,723
Total liabilities	1,983,388	2,094,452
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at July 5, 2026 and at March 31, 2026	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 57,616,359 shares issued and 36,310,450 shares outstanding at July 5, 2026; 57,551,440 shares issued and 36,462,211 shares outstanding at March 31, 2026	576	576
Additional paid-in capital	748,541	734,922
Treasury stock at cost, 21,305,909 shares held as of July 5, 2026 and 21,089,229 shares held as of March 31, 2026	(1,411,797)	(1,361,585)
Retained earnings	2,850,285	2,743,635
Accumulated other comprehensive loss	(217,705)	(212,264)
Total EnerSys stockholders’ equity	1,969,900	1,905,284
Nonredeemable noncontrolling interests	3,647	3,588
Total equity	1,973,547	1,908,872
Total liabilities and equity	$3,956,935	$4,003,324

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	July 5, 2026	June 29, 2025
Cash flows from operating activities
Net earnings	$116,450	$57,458
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30,495	26,894
Write-off of assets relating to exit activities	5,748	(626)
Derivatives not designated in hedging relationships:
Net losses (gains)	404	(354)
Cash (settlements) proceeds	1,052	2,536
Provision for doubtful accounts	2,292	(203)
Deferred income taxes	(431)	(42)
Non-cash interest expense	483	479
Stock-based compensation	7,778	17,601
Loss (gain) on disposal of property, plant, and equipment	1,196	34
Changes in assets and liabilities:
Accounts receivable	48,220	50,218
Inventories	(14,483)	(33,490)
Prepaid and other current assets	88,947	(38,867)
Other assets	342	179
Accounts payable	(22,515)	(43,049)
Accrued expenses	(37,984)	(38,448)
Other liabilities	2,167	648
Net cash provided by (used in) operating activities	230,161	968

Cash flows from investing activities
Capital expenditures	(12,422)	(33,019)
Purchase of business	—	(12,558)
Proceeds from disposal of property, plant, and equipment	80	4,163
Net cash (used in) provided by investing activities	(12,342)	(41,414)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	8	(209)
Proceeds from Second Amended Revolver borrowings	120,000	231,700
Repayments of Second Amended Revolver borrowings	(190,000)	(46,700)
Options proceeds, net	5,859
Purchase of treasury stock	(49,958)	(150,034)
Dividends paid to stockholders	(9,555)	(9,107)
Other	(139)	314
Net cash provided by (used in) financing activities	(123,785)	25,964
Effect of exchange rate changes on cash and cash equivalents	(2,046)	18,013
Net increase (decrease) in cash and cash equivalents	91,988	3,531
Cash and cash equivalents at beginning of period	438,675	343,131
Cash and cash equivalents at end of period	$530,663	$346,662

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, stock-based compensation, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the second quarter of fiscal 2027 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS ex IRC 45X benefit guidance for the second quarter of fiscal 2027 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, stock-based compensation, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the first quarter of fiscal 2027 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRC 45X Advanced Manufacturing Production Credits. Also, included are start up costs for exploration of a new lithium plant. Beginning in the current fiscal year, the Company excludes all stock-based compensation expense from adjusted operating earnings. Prior-period adjusted measures have been recast to conform to the current-period presentation.

Business Segment Operating Results

	Quarter ended
	($ millions)
	July 5, 2026
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$428.3	$406.8	$100.5	$—	$935.6

Operating Earnings	30.2	29.0	14.4	77.8	$151.4
Restructuring and other exit charges	6.2	4.5	—	—	10.7
Amortization of intangible assets	5.8	0.4	2.1	—	8.3
Stock based compensation	2.8	3.8	1.2	—	7.8
Other	—	—	0.6	—	0.6
Adjusted Operating Earnings	$45.0	$37.7	$18.3	$77.8	$178.8

Operating Margin	7.0%	7.1%	14.3%	NM	16.2%
Adjusted Operating Margin	10.5%	9.3%	18.2%	NM	19.1%

	Quarter ended
	($ millions)
	June 29, 2025
	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	$391.4	$420.4	$81.2	$—	$893.0

Operating Earnings	14.0	27.4	8.0	37.1	$86.5
Restructuring and other exit charges	1.1	4.8	—	—	5.9
Stock based compensation	8.0	8.7	0.9	—	17.6
Amortization of intangible assets	5.9	0.4	2.1	—	8.4
Other	0.9	0.8	1.4	—	3.1
Adjusted Operating Earnings	$29.9	$42.1	$12.4	$37.1	$121.5

Operating Margin	3.6%	6.5%	9.8%	NM	9.7%
Adjusted Operating Margin	7.7%	10.0%	15.2%	NM	13.6%

Increase (Decrease) as a % from prior year quarter	Network & Infrastructure Solutions	Industrial Mobility Solutions	Precision Power Solutions	Corporate and other unallocated	Total
Net Sales	9.4%	(3.2)%	23.6%	NM	4.8%
Operating Earnings	NM	6.1	80.5	NM	75.1
Adjusted Operating Earnings	50.4	(10.5)	47.7	NM	47.2
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA. Beginning in the current fiscal year, the Company excludes all stock-based compensation expense from Adjusted EBITDA. Prior-period adjusted measures have been recast to conform to the current-period presentation.:

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
Net Earnings	116.5	$57.5
Depreciation	22.2	18.5
Amortization	8.3	8.4
Interest	10.6	11.3
Income Taxes	18.5	8.2
EBITDA	176.1	103.9
Non-GAAP adjustments	19.7	26.6
Adjusted EBITDA	$195.8	$130.5

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
Restructuring and other exit charges	10.7	5.9
Stock based compensation	7.8	17.6
Other	1.2	3.1
Non-GAAP adjustments	$19.7	$26.6

The table below presents a reconciliation of Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
Gross Profit	$313.4	$253.2
IRC 45X Benefit	47.2	38.1
Gross Profit ex 45X	266.2	215.1

Gross Margin	33.5%	28.4%
IRC 45X Benefit	5.0%	4.3%
Gross Margin ex 45X	28.5%	24.1%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
Net cash provided by (used in) operating activities	$230.2	$1.0
Less Capital Expenditures	(12.4)	(33.0)
Free Cash Flow	217.8	(32.1)

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
Net cash provided by (used in) operating activities	$230.2	$1.0
Net earnings	116.5	57.5
Operating cash flow conversion %	197.6%	1.7%

Free Cash Flow	217.8	(32.1)
Net earnings	116.5	57.5
Free cash flow conversion %	187.0%	(55.8)%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for July 5, 2026 and June 29, 2025 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	July 5, 2026	June 29, 2025
	(in millions, except ratios)
Net earnings as reported	$352.5	$351.1
Add back:
Depreciation and amortization	117.2	$104.2
Interest expense	47.6	$49.5
Income tax expense	66.4	43.8
EBITDA (non-GAAP)	$583.7	$548.6
Adjustments per credit agreement definitions(1)	87.9	67.4
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$671.6	616.0
Total net debt(2)	$521.5	963.7
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	0.8 X	1.6 X

(1)The $87.9 million adjustment to EBITDA in the last twelve months ending July 5, 2026 primarily related to $27.8 million of non-cash stock compensation and $57.9 million of restructuring and other exit charges,impairment of indefinite-lived intangibles and write-down of other current assets of $2.2 million. The $67.4 million adjustment to EBITDA in the last twelve months ending June 29,2025 primarily related to $38.4 million of non-cash stock compensation, $22.7 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending July 5, 2026 and June 29, 2025, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $530.7 million, and in fiscal 2026, were $346.7 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. Beginning in the current fiscal year, the Company excludes all stock-based compensation expense and related tax effects from adjusted net earnings. Prior-period adjusted measures have been recast to conform to the current-period presentation. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	July 5, 2026		June 29, 2025
Net earnings reconciliation
As reported Net Earnings	$116.5		$57.5
Non-GAAP adjustments:
Restructuring and other exit charges	10.7	(2)	5.9	(1)
Amortization of identified intangible assets	8.3	(3)	8.4	(2)
Stock based compensation	7.8	(5)	17.6	(3)
Other	0.6	(6)	3.1	(4)
Other income tax expense items	0.6		—
Income tax effect of above non-GAAP adjustments	(6.7)		(4.9)
Non-GAAP adjusted Net earnings	$137.7		$87.6

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$116.5		$57.5
IRC 45X Benefit	47.2		38.1
Reported Net Earnings excluding (ex) IRC 45X benefit	$69.3		$19.4

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$137.7		$87.6
IRC 45X Benefit	47.2		38.1
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$90.5		$49.5

Outstanding shares used in per share calculations
Basic	36,467,526		38,798,263
Diluted	37,626,671		39,295,773

Reported Net earnings (Loss) per share:
Basic	$3.19		$1.48
Diluted	$3.09		$1.46
Dividends per common share	$0.2625		$0.24

Non-GAAP adjusted Net earnings per share:
Basic	$3.78		$2.26
Diluted	$3.66		$2.23

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.90		$0.50
Diluted	$1.84		$0.49

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$2.48		$1.28
Diluted	$2.41		$1.26

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 5, 2026	June 29, 2025
	Pre-tax	Pre-tax
(1) Restructuring and other exit charges - Network & Infrastructure Solutions	6.2	1.1
(1) Restructuring and other exit charges - Industrial Mobility Solutions	4.5	4.8
(2) Amortization of identified intangible assets - Network & Infrastructure Solutions	5.8	5.9
(2) Amortization of identified intangible assets - Industrial Mobility Solutions	0.4	0.4
(2) Amortization of identified intangible assets - Precision Power Solutions	2.1	2.1
(3) Stock Compensation Expense - Network & Infrastructure Solutions	2.8	8.0
(3) Stock Compensation Expense - Industrial Mobility Solutions	3.8	8.7
(3) Stock Compensation Expense - Precision Power Solutions	1.2	0.9
(4) Other - Network & Infrastructure Solutions	—	0.9
(4) Other - Industrial Mobility Solutions	—	0.8
(4) Other - Precision Power Solutions	0.6	1.4
Total Non-GAAP adjustments	$27.4	$35.0